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                                                                    Exhibit 10.1

                              AMENDMENT NUMBER ONE
                           TO THE DJ ORTHOPEDICS, INC.
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

            This Amendment Number One to the dj Orthopedics, Inc. 2001 Non-Employee Director Stock Option Plan ("Amendment Number One") is made this 29th day of May 2003, with reference to the following facts:

            WHEREAS, the dj Orthopedics, Inc. 2001 Non-Employee Director Stock Option Plan (the "Plan") was adopted and became effective on November 6, 2001;

            WHEREAS, the Board of Directors of dj Orthopedics, Inc. ("Board") desires to modify certain terms of the Plan as set forth below:

            NOW, THEREFORE, the Plan is hereby amended in the following respects (capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan):

      1. Section 4 Eligibility is amended to read in its entirety as follows:

            "An Option shall be granted pursuant to Section 5 of the Plan only to each director of the Corporation (each, a "Non-Employee Director") who, as of the date of the grant of such Option pursuant to such Section, is neither (i) an employee of the Corporation or any of its Subsidiaries (as such term is defined below) and has not been such an employee at any time during the 12-month period immediately prior to such date, nor (ii) an individual who is or was elected or appointed to the Board as a designated representative of J.P. Morgan DJ Partners, LLC. For purposes of this Plan, the term "Subsidiary" means "Subsidiary Corporation" as defined in Section 424(f) of the Code."

      2. Section 5(a)(i) is amended to read in its entirety as follows:

            "Each person who, on or after the Effective Date of Amendment Number One, is elected or appointed a director of the Corporation for the first time, whether by reason of his or her election or appointment to such position by the stockholders of the Corporation or the Board, and who qualifies as a Non-Employee Director on the date of such election or appointment (after giving effect to such election or appointment) shall be automatically granted an Option pursuant to this Section 5(a) on the date of such election or appointment to purchase 30,000 shares of Common Stock, subject to the terms and conditions set forth in the Plan.
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      3. The first sentence of Section 7(a)(i) is amended in its entirety as follows:

            "Each Option granted under the Plan on or after the Effective Date of Amendment Number One shall vest and become exercisable as to all Option Shares covered thereby on the first anniversary of the date of grant of such Option."

      4. The "Effective Date" of this Amendment Number One shall be the later of the date first written above and the date on which the stockholders of the Corporation approve this Amendment Number One.



                                          dj Orthopedics, Inc.


                                          By
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